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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)    October 20, 2000


                             VALLEY NATIONAL BANCORP
                             -----------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                                   ----------
                 (State or other jurisdiction of incorporation)

              1-11277                             22-2477875
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07470
                             -----------------------
                    (Address of principal executive offices)

                                 (973) 305-8800
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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     On October 18, 2000,  Valley  National  Bancorp  ("Valley")  issued a press release reporting its nine months ended September 30, 2000 per diluted share earnings of $1.30 an increase of 5.7 percent over the $1.23 for the nine months ended September 30, 1999. Net income was $80.0 million for the nine months ended September 30, 2000, compared with $79.2 million for the same period in 1999.

     Valley also reported for the third quarter ended September 30, 2000 diluted share earnings were $0.44, an increase of 2.3 percent over the $0.43 for the third quarter of 1999. Net income was $26.4 million for the third quarter of 2000, compared with $27.3 million for the third quarter of 1999.

     A copy of the press release is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7. Exhibits
----------------

         Exhibit 99 - Press Release dated October 18, 2000.

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       VALLEY NATIONAL BANCORP


Dated:  October 20, 2000           By: ALAN D. ESKOW
                                       -----------------------------
                                       Alan D. Eskow
                                       Senior Vice President, Controller



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                                INDEX TO EXHIBITS


Exhibit No.              Description
----------               -----------

Exhibit 99               Press Release dated October 18, 2000.